Exhibit 21.1

JURISDICTION
	NAME OF SUBSIDIARY	OF FORMATION
*	Sterling Properties, LLLP	North Dakota
	Bayview Apartments, LLC	North Dakota
	Bismarck Interstate INREIT, LLC	North Dakota
	Bridgeport Apartments, LLC	North Dakota
	Candlelight Apartments, LLC	Delaware
	Columbia West Apartments, LLC	North Dakota
	Courtyard Apartments, LLC	Minnesota
	Dellwood Estates Apartments, LLC	Minnesota
	Flickertail Apartments, LLC	North Dakota
	Garden Grove Apartments, LLC	North Dakota
	Grand Forks INREIT, LLC	North Dakota
	INREIT Alexandria, LLC	Delaware
	INREIT Batesville, LLC	North Dakota
	INREIT BL Bismarck, LLC	North Dakota
	INREIT BL Grand Forks, LLC	North Dakota
	INREIT BL Janesville, LLC	North Dakota
	INREIT BL Mankato, LLC	North Dakota
	INREIT BL Marquette, LLC	North Dakota
	INREIT BL Onalaska, LLC	North Dakota
	INREIT BL Oshkosh, LLC	North Dakota
	INREIT BL Sheboygan, LLC	North Dakota
	INREIT BL Stevens Point, LLC	North Dakota
	INREIT Fayetteville, LLC	North Dakota
	INREIT Fed-3 LLC	North Dakota
	INREIT Highland, LLC	North Dakota
	INREIT Laurel, LLC	Delaware
	INREIT Maple Ridge, LLC	North Dakota
	INREIT Somerset, LLC	Delaware
	INREIT Stonybrook, LLC	Delaware
	INREIT Sunset Ridge, LLC	North Dakota
	Maplewood Bend Apartments, LLC	North Dakota
	Montreal Courts Apartments, LLC	Minnesota
	Pebble Creek Apartments, LLC	North Dakota
	Prairiewood Meadows Apartments, LLC	North Dakota
	Richfield Harrison Apartments, LLC	North Dakota
	Sierra Ridge, LLC	North Dakota
	Sterling Georgetown, LLC	Minnesota
**	Sterling Northland, LLC	Minnesota
	Sterling Parkwest, LLC	North Dakota
	Sterling Quail Creek, LLC	Missouri
	Sterling Stonefield I, LLC	North Dakota
	Sunwood Estates, LLC	North Dakota
	Terrace on the Green Apartments, LLC	Minnesota
	Twin Oaks Apartments, LLC	Minnesota
	Twin Parks, LLC	North Dakota
	Willow Park Apartments, LLC	North Dakota

*	32.6% ownership as of December 31, 2017
**	70% ownership as of December 31, 2017